Exhibit 21

Name of Subsidiary	Country of Incorporation
19th Holdings Corporation	United States
ABC Cable Networks Group	United States
ABC Enterprises, Inc.	United States
ABC Family Worldwide, Inc.	United States
ABC Holding Company, Inc.	United States
ABC News/Starwave Partners	United States
ABC Studios New York, LLC	United States
American Broadcasting Companies, Inc.	United States
BAMTech, LLC	United States
Banner Productions Ltd.	United Kingdom
Blue Sky Studios, Inc.	United States
Buena Vista International, Inc.	United States
Buena Vista Television, LLC	United States
Buena Vista Video On Demand	United States
Buzzer Investments Ltd	Mauritius
Cable LT Holdings, Inc.	United States
CARLHOLT INVESTMENTS AUSTRALIA PTY LIMITED	Australia
Carlholt Investments US	United States
Disney DTC LLC	United States
Disney Enterprises, Inc.	United States
Disney FTC Services (Singapore) Pte. Ltd.	Singapore
Disney Online	United States
Disney Sports DTC, LLC	United States
Disney Streaming Technology LLC	United States
Disney Vacation Club Management, LLC	United States
Disney Vacation Development, Inc.	United States
Disney Worldwide Services, Inc.	United States
Disney/ABC International Television, Inc.	United States
Eredivisie Media & Marketing C.V.	Netherlands
ESPN Enterprises, Inc.	United States
ESPN, Inc.	United States
Euro Disney S.A.S.	France
FEG Holdings, LLC	United States
Fox Networks Group Asia Pacific Limited	Hong Kong
Fox Networks Group Netherlands Holding II B.V.	Netherlands
Fox Networks Group Sports Europe Holdings C.V.	Netherlands
FX Networks, LLC	United States
FX Productions, LLC	United States
Hong Kong International Theme Parks Limited	Hong Kong
Hudson Square Realty, LLC	United States
Hulu, LLC	United States
Imprint, Inc.	United States
International Family Entertainment, Inc.	United States
Lucasfilm Entertainment Company Ltd. LLC	United States
Lucasfilm Ltd. LLC	United States

Magical Cruise Company, Limited	United Kingdom
Maker Studios, Inc.	United States
Marvel Brands LLC	United States
Marvel Entertainment, LLC	United States
Marvel Studios, LLC	United States
MVL Film Finance LLC	United States
National Geographic Partners, LLC	United States
NC Shine US, Inc.	United States
New STAR US Holdings Subsidiary, LLC	United States
NGC Europe Limited	United Kingdom
NGC Network International, LLC	United States
Pacific 2.1 Entertainment Group, Inc.	United States
Pixar	United States
Playdom, LLC	United States
Shanghai International Theme Park Associated Facilities Company Limited	China
Shanghai International Theme Park Company Limited	China
Star Entertainment Holdings Limited	Virgin Islands, British
Star Group Limited	Cayman Islands
Star India Private Limited	India
Star Television Technical Services Limited	Virgin Islands, British
STAR US Holdings Subsidiary, LLC	United States
STAR US Holdings, Inc.	United States
Telegraph Investment Australia Pty Limited	Australia
TELEGRAPH INVESTMENT CO. PTY. LTD.	Australia
TFCF America, Inc.	United States
TFCF Cable Ventures, LLC	United States
TFCF Corporation	United States
TFCF Entertainment Group, LLC	United States
TFCF Europe, Inc.	United States
TFCF International Channels (US) Inc.	United States
TFCF Investments, Inc.	United States
TFCF SPV, Inc.	United States
The Walt Disney Company (China) Limited	China
The Walt Disney Company Iberia, S.L.U.	Spain
The Walt Disney Company Limited	United Kingdom
TI US Sub, Inc.	United States
Touchstone Television Productions, LLC	United States
TWDC Enterprises 18 Corp.	United States
Twentieth Century Fox Film Corporation	United States
Twentieth Century Fox Home Entertainment LLC	United States
Twentieth Century Fox International Television, Inc.	United States
Twentieth Century Fox Telecommunications International, Inc.	United States
Twentieth Century Fox Television Distribution (U.K.), Ltd.	United Kingdom
Twentieth Television, Inc.	United Kingdom
UTV Software Communications Limited	India
Walt Disney Holdings (Hong Kong) Limited	Hong Kong
Walt Disney Parks and Resorts U.S., Inc.	United States

Walt Disney Pictures	United States
Walt Disney Pictures Production, LLC	United States
WD Holdings (Shanghai), LLC	United States